SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                           (x)
Filed by a Party other than the Registrant        ( )

Check the appropriate box:

( )     Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)     Definitive Proxy Statement
( )     Definitive Additional Materials
( )     Soliciting  Material  Pursuant  to Section  240.14a-11(c)  or Section
        240.14a-12

                                    CASTELLE
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

(x)     No fee required.
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:

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2. Aggregate number of securities to which transaction applies:

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3. Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4. Proposed maximum aggregate value of transaction:

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5. Total fee paid:

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( )   Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:

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7. Form, Schedule or Registration Statement No.:

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8. Filing Party:

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9. Date Filed:

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

                                    CASTELLE
                             3255-3 SCOTT BOULEVARD
                             SANTA CLARA, CALIFORNIA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 29, 1998

 TO THE SHAREHOLDERS OF CASTELLE:

        Notice is hereby given that the Annual Meeting of Shareholders of CASTELLE, a California corporation (the "Company"), will be held on Wednesday, April 29, 1998 at 10:00a.m. local time at the Company's corporate offices, located at 3255-3 Scott Boulevard, Santa Clara, California for the following purposes:

 1. To elect directors to serve for the ensuing year and until their successors are elected.

 2. To approve the Company's 1988 Incentive Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 981,935 shares and to add provisions with respect to
     Section 162(m) of the Internal Revenue Code of 1986, as amended.

 3. To ratify the selection of Coopers & Lybrand LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors has fixed the close of business on March 19, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.



                                          By Order of the Board of Directors

                                          /s/ Randall I. Bambrough

                                          RANDALL I. BAMBROUGH
                                          Secretary


Santa Clara, California
April 1, 1998

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                    CASTELLE
                             3255-3 SCOTT BOULEVARD
                             SANTA CLARA, CALIFORNIA

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 April 29, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of CASTELLE, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 29, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate offices, located at 3255-3 Scott Boulevard, Santa Clara California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 1998, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 19, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 1998 the Company had outstanding and entitled to vote 4,493,425 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four
(4) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. (However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes). Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3255-3 Scott Boulevard, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than December 2, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         There are four nominees for the four Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of Shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, three having been elected by the shareholders, and one director, Robert Hambrecht, having been elected by the Board.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The four candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Identification of Directors

         The names of the nominees and certain information about them are are set forth below:

        Name           Age               Position
 Arthur H. Bruno       64   Chairman of the Board, Chief Executive Officer
                            and Director
 John Freidenrich (1)  60   General Partner, Bay Management and Bay Management
                            IV, L.P.
 Robert Hambrecht      31   Partner and Director of Distribution,
                            W.R. Hambrecht & Company
 Alan Kessman (1)      51   Chairman of the Board, President and Chief Executive
                            Officer of Executone Information Systems, Inc.

 ---------------
  (1)Member of the Audit Committee of the Board of Directors.


Arthur H. Bruno

     Mr. Bruno has served as the Company's Chairman of the Board since October 1993, was Chief Executive Officer from October 1993 through April 1997 and has served as such from November 1997 to the present. He served as President from October 1993 through April 1997. From February 1996 to the present he has served as the Chairman of the Board and as a director of Ashlar, a privately-held maker of computer-aided design software. From 1991 to 1993, he was Chairman of the Board of White Pine Software Inc., a desktop connectivity company. From 1989 to 1991, he was the Chairman of the Board and Chief Executive Officer of Wellsley Medical Management Corporation, a primary care medical service provider. From 1986 to 1989, he was the Chairman of the Board and Chief Executive Officer of Visual Technology Incorporated, the predecessor to White Pine Software Inc. Mr. Bruno has served as a director of White Pine Software, Inc. since February 1994 and is also a director of several privately held companies.

John Freidenrich

     Mr. Freidenrich has served as a director of the Company since January 1994. Since 1981 he has been a general partner of various entities established by Bay Partners, a venture capital group. Currently Mr. Freidenrich is a general partner of Bay Management and Bay Management Company IV, L.P., the general partner of Bay Partners III, L.P. and Bay Partners IV, L.P., respectively. Mr. Freidenrich was also a partner in, or of counsel to, the law firms of Ware & Freidenrich or Gray, Cary, Ware & Freidenrich from 1968 through 1991.

Robert Hambrecht

     Mr. Hambrecht has served as a director of the Company since March 1998. He has been a partner and Director of Distribution for W.R. Hambrecht & Company, an investment banking firm, since January 1998, and was Vice President of H&Q Venture Partners, a venture capital firm, from April 1996 through January 1998. From January 1994 to March 1996 Mr. Hambrecht was employed by Unterberg Harris, an investment banking firm, most recently as an associate. Mr. Hambrecht attended Columbia University from September 1991 through December 1993 where he earned a master's degree in public administration. Mr. Hambrecht also serves on the Board of Directors of four privately-held companies.

Alan Kessman

     Mr. Kessman has served as a director of the Company since April 1992. He has also served as Chairman of the Board, President, and Chief Executive Officer of Executone Information Systems, Inc., a telecommunications company, since 1988.

BOARD COMPOSITION

         In connection with his resignation as the Chief Executive Officer and President of Castelle in November 1997, Mr. Prasad also resigned his position as a director of the Company. Mr. Rekhi, a director of the Company since 1995, resigned from the Board in December 1997. As a result of these actions, the Board reduced the number of Board positions from five to four and elected Mr. Hambrecht to fill the vacancy existing on the Board.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1997 the Board of Directors held eleven meetings. The Board has an Audit Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Freidenrich and Kessman. It met four times during the year.

         During the year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committee on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                           1988 EQUITY INCENTIVE PLAN


         In April 1988, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1988 Equity Incentive Plan (the ("Incentive Plan"). As a result of a series of amendments, at March 31, 1997 there were 945,582 shares of the Company's Common Stock authorized for issuance under the Incentive Plan.

         In April 1997, the Board approved an amendment to the Incentive Plan, subject to shareholder approval, to enhance the flexibility of the Board in granting stock awards to the Company's employees. The amendment increases the number of shares authorized for issuance under the Incentive Plan from a total of 945,582 shares to 1,927,517 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock awards to employees at levels determined appropriate by the Board.

         The Board also amended the Incentive Plan, subject to shareholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the Incentive Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the Incentive Plan, subject to shareholder approval, to include a limitation providing that no employee may be granted options under the Incentive Plan during a calendar year to purchase in excess of 400,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for option grants to an employee. In addition, the Incentive Plan was amended, subject to shareholder approval, to provide that, in the Board's discretion, directors who grant options to covered employees generally will be "outside directors" as defined in Section 162(m). For a description of this requirement, see "Administration." In addition, the Board made some minor amendments to the Incentive Plan in order to conform it to the current requirement of Section 16 of the Securities and Exchange Act of 1934, as amended, which do not require shareholder approval.

         At March 19, 1998, restricted stock purchase awards of 281,120 shares of the Company's Common Stock and options (net of cancelled or expired options) covering an aggregate of 1,094,813 shares of the Company's Common Stock had been granted under the Incentive Plan, and 551,584 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options or the repurchase of unvested restricted stock by the Company) remained available for future grant under the Incentive Plan. During the year ended December 31, 1997, under the Incentive Plan, the Company has granted to all executive officers as a group options to purchase 630,000 shares at exercise prices of $4.50 to $5.75 per share, to all employees (excluding executive officers) as a group options to purchase 554,370 shares at exercise prices of $4.50 to $5.75 per share and made no grants to non-employee directors.

         Shareholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. If the shareholders fail to approve this Proposal 2, certain options granted under the Incentive Plan will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Incentive Plan, as amended.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2

         The essential features of the Incentive Plan are outlined below:

GENERAL

         The Incentive Plan provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards and stock bonuses to consultants, employees and directors. To date incentive stock options, nonstatutory stock options and restricted stock awards have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See

"Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

         The Incentive Plan provides a means by which selected employees and directors of, and consultants to, the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees of or consultants or directors to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

         The Incentive Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses (collectively "Stock Awards").

ADMINISTRATION

         The Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, all of the members of which committee may be non-employee directors (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or outside directors (as such term is defined in the Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Code Section 162(m) and are not expected to be covered by Section 162(m) at the time of recognition of income resulting from such Stock Award, or
(ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m). The Board may abolish such committee at any time and revest in the Board the administration of the Incentive Plan.

         The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the Incentive Plan or in any award agreement to make the Incentive Plan fully effective.

SHARES SUBJECT TO THE PLAN

         The Common Stock that may be sold pursuant to awards under the Incentive Plan shall not exceed in the aggregate 1,927,517 shares of the Company's Common Stock. If any stock option expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the Incentive Plan. Any shares of the Company's Common Stock which are subject to a repurchase or reacquisition right in favor of the Company, which are repurchased or reacquired by the Company pursuant to the terms of such rights, shall revert to and again become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or treasury shares, bought on the market or otherwise.

ELIGIBILITY

         Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted only to employees, directors or consultants.

         No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. In addition, no person shall be eligible to be granted options covering more than four hundred thousand (400,000) shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

         No option is exercisable after the expiration of ten (10) years from the date it was granted.

         In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date three (3) months after the termination of the optionee's continuous status as an employee, director or consultant, or (ii) the expiration of the term of the option as set forth in the option agreement.

         In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's disability, the optionee may exercise his or her option, but only within the period ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

         In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death the optionee's estate, heirs or beneficiaries may exercise his or her option, but only with the period ending on the earlier of (i) eighteen (18) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

         In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

         The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than eighty-five percent (85%) of the fair market value on the date of grant. The purchase price of restricted stock shall be such amount as the Board shall determine and designate in the restricted stock purchase agreement. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

         The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

         An incentive stock option will not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option, stock bonus, or restricted stock award generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided; however, that a nonstatutory stock option may be made transferable for certain limited estate planning purposes. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

         The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

         Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

         If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

         In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets, any surviving corporation shall assume any Stock Awards outstanding under the Incentive Plan or shall substitute similar awards for those outstanding under the Incentive Plan or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction. An optionee's option agreement may include additional provisions which address the handling of such option upon the occurrence of a transaction described above; provided, however, that any such additional provisions shall not impair or reduce the rights of the optionee.

AMENDMENT OF THE INCENTIVE PLAN

         The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Incentive Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires shareholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or securities exchange requirements. The Board may in its sole discretion submit any other amendment to the Incentive Plan for shareholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

         The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate on November 14, 2005. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who are subject to Section 6 of the Exchange Act or who acquire stock subject to certain repurchase options.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act or who acquire stock subject to certain repurchase rights.

         Restricted Stock Purchase Awards and Stock Bonuses. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

         Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

         Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Coopers & Lybrand LLP as the Company's independent auditors for the fiscal year ended December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand LLP has audited the Company's financial statements since its inception in 1987. Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Coopers & Lybrand LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 20, 1998 by: (i) each director; (ii) each executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                           BENEFICIAL OWNERSHIP TABLE
--------------------------------------------------------------------------------
                                                       Beneficial Ownership (1)
                                                     ---------------------------
                                                       Number of       Percent
Beneficial Owner                                        Shares        of Total
---------------------------------------------        -------------    ----------

Entities Affiliated with:                               911,863          20.3%
   Hambrecht & Quist Group (2)
   One Bush Street
   18th Floor
   San Francisco, CA 94104

Wellington Management Company, LLP (3)                  415,000           9.2%
   75 State Street
   Boston, MA 02109

Entities Affiliated with:                               386,454           8.6%
   Bay Partners (4)
   10600 North DeAnza Boulevard
   Suite 100
   Cupertino, CA 95014

Entities Affiliated with:                               261,500           5.8%
   Special Situations Fund III, LP (5)
   153 East 53rd Street
   51st Floor
   New York, NY 10022

Arthur H. Bruno (6)                                     180,375           4.0%
   c/o Castelle
   3255-3 Scott Boulevard
   Santa Clara, CA 95054

Randall I. Bambrough (7)                                 19,770              *

Jerome J. Burke (8)                                      92,315           2.0%

John Freidenrich (9)                                    399,453           8.9%

Robert Hambrecht (10)                                     6,128              *

Alan Kessman (11)                                        11,932              *

Roy Prasad (12)                                          59,893           1.3%

All directors and executive officers as                 709,973          15.5%
a group (total of 6 persons)
See notes (6)(7)(8)(9)(10)(11)(13) below

       --------------------
       * Less than one percent of total shares.

       (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,490,047 shares outstanding on February 20, 1998, adjusted as required by rules promulgated by the SEC.

       (2) Includes 60,839 shares held by H & Q Ventures IV, 338,482 shares (and warrants exercisable within 60 days for 16,666 shares) held by H & Q London Ventures, 1,251 shares held by Hamquist, 1,034 shares held by Venture Associates (BVI) Limited, 182,517 shares held by Ivory & Sime Enterprise Capital PLC, 85,540 shares (and warrants exercisable within 60 days for 86,666 shares) held by Hambrecht & Quist California, 43,634 shares held by the Hambrecht & Quist Venture Partners, 45,234 shares held by William Hambrecht and warrants exercisable within 60 days for 50,000 shares held by RVR Securities. The entities and individual named above and the entities' respective general partners, directors, executive officers, members and/or managers, as applicable, disclaim beneficial ownership of any securities identified other than those directly held by such person.

       (3) Wellington Management Company, LLP ("WMC"), a registered investment advisor under the Investment Advisors Act of 1940, shares voting and investment power over 415,000 shares of the Company's Common Stock with its clients.

       (4) Includes 15,453 shares held by California BPIV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. John Freidenrich, a director of the Company, and John Bosch are general partners of California BPIV, L.P., and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Neal Dempsey is a general partner of California BPIV, L.P. and Bay Management Company IV, L.P. In such capacities, Messrs. Bosch, Dempsey and Freidenrich have shared voting and investment power over shares of the Company's Common Stock held by California BP IV, L.P., Bay Partners III and Bay Partners IV. They disclaim beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein.

       (5) Includes 197,000 shares held by Special Situations Fund III, L.P. (the "Situations Fund") and 64,500 shares held by Special Situations Cayman Fund, L.P. (the "Cayman Fund"). MGP is the general partner of the Situations Fund and a registered investment advisor under the Investment Advisors Act of 1940. Austin Marxe is the principal owner and president of AWM Investment Company, Inc., ("AWM"), a registered investment advisor under the Investment Advisors Act of 1940 and general partner of the Cayman Fund and MGP. In such capacities AWM and Austin Marxe have sole voting and investment power over the shares of Company Common Stock held by the Situations Fund and the Cayman Fund.

       (6) Includes 28,125 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998 and 10,000 shares of Common Stock held by Mr. Bruno's wife.

       (7) Includes 19,070 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998 and 200 shares held by Mr. Bambrough's daughter.

       (8) Includes 18,750 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998.

       (9) Includes 15,453 shares held by California BP IV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. John Freidenrich, a director of the Company, and general partner of California BP IV, L.P. and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Mr. Freidenrich disclaims beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein. Also includes 10,000 shares held by the Freidenrich Family Trust and 2,999 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998.

       (10)Includes 208 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998.

       (11)Includes 7,373 shares of Common Stock subject to options exercisable within 60 days of February 20, 1998.

       (12)Includes 59,893 shares of Common Stock subject to option exercisable within 60 days of February 20, 1998.

       (13)The total number of shares of Common Stock for all directors and executive officers as a group does not include any shares of Common Stock owned or subject to options exercisable within 60 days of February 20, 1998 for Mr. Prasad who was not an executive officer of the Company at February 20, 1998.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that reports by each of Messrs. Bambrough, Burke, Bruno and Prasad Raje, the Company's Chief Technical Officer and Vice President of Engineering, covering one transaction each, were filed late. In addition, Mr. Raje's Initial Statement of Beneficial Ownership of Securities (a "Form 3") was filed late.

                             EXECUTIVE COMPENSATION

Compensation of Directors

         Directors currently receive no cash compensation from the Company for their services as members of the Board. They are reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

         Each non-employee director of the Company receives stock option grants under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Option grants under the Directors' Plan are non-discretionary. Upon initial election to be a non-employee director, a person is granted an option to purchase 5,000 shares of Common Stock of the Company. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board or the shareholders of the Company, an option to purchase 2,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in 24 equal installments beginning one month after the date of grant provided the optionee has, during the entire period prior to such vesting date, continuously served as a non-employee director, employee or consultant of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, vesting will be accelerated and the option will terminate if not exercised prior to the consummation of the transaction.

         Effective March 20, 1998, pursuant to the terms of the Directors' Plan, the Company granted options covering 5,000 shares of Common Stock of the Company to Robert Hambrecht upon his election to the Board as a non-employee director, at an exercise price per share of $2.41 which was the fair market value of such Common Stock on the date of grant (based on the closing sales price reported in the National Market System for the date of grant).

         On April 1, 1997, pursuant to the terms of the Directors' Plan, the Company granted options covering 2,000 shares of Common Stock of the Company to each non-employee director of the Company, at an exercise price per share of $6.12 which was the fair market value of such Common Stock on the date of grant. As of February 20, 1998, no options had been exercised under the Directors' Plan.

Compensation of Executive Officers

Summary of Compensation

         The following table shows for the fiscal years ended December 31, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officers and its other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term Compensation
                                                    Annual Compensation                           Awards
                                       -----------------------------------------------  --------------------------
                                                                                          Restricted    Securities
   Name and Principal                                                    Other Annual        Stock      Underlying       All Other
        Position              Year     Salary ($)       Bonus ($)        Compensation   Award(s)(1)($) Options (#)     Compensation
-------------------------    ------    ------------    -------------    --------------  -------------  -----------    --------------

Arthur H. Bruno               1997      $183,462          $50,000            --              --            45,000          --
  Chairman of the Board,      1996      $176,538          $50,000            --              --            --              --
  Chief Executive Officer     1995      $180,000           $7,500            --              --            --              --
  and Director

Roy Prasad (2)                1997      $114,396            --               --              --           308,000      $180,000 (3)
  Former President and
  Chief Executive Officer

Jerome J. Burke               1997      $135,000         $118,584 (4)        --              --            77,000          --
  President and               1996      $124,578         $120,720 (5)        --              --            --              --
  Chief Operating Officer     1995      $117,385          $60,909            --              --            --              --

Randall I. Bambrough          1997      $126,077          $15,000            --              --            50,000          --
  Chief Financial Officer,    1996      $112,188          $10,000            --              --             5,000          --
  Vice President of           1995       $92,298             $581            --              --            10,000          --
  Finance
  and Administration
  and Secretary

      ---------------
       (1) Because all restricted stock awards required purchase by the recipient at fair market value on the date of grant, the restricted stock awards had no dollar value to the recipient on the date of grant. At December 31, 1997, the aggregate holdings and dollar value (based on the closing sales price at the end of 1997 of the Company's Common Stock as reported on the Nasdaq National market multiplied by the number of shares held) of restricted stock of the Named Executive Officers was as follows: Arthur H. Bruno, 132,250 shares, valued at $281,031 and Jerome J. Burke, 73,065 shares, valued at $155,263. The restrictions on awards of restricted stock lapse with respect to 25% of the total number of shares per year on the first anniversary of the date of grant and with respect to 1/48th of the total shares subject to the award each month thereafter such that the shares are fully vested on the fourth anniversary of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.
      (2)Mr. Prasad was President and Chief Executive Officer from April 1997 through November 1997.
      (3)Represents payments made pursuant to the Company's executive severance agreement with Mr. Prasad. See "Executive Compensation - Termination of Employment Arrangements."
      (4)Represents bonus and sales commissions paid by the Company for sales made in 1997.
      (5)Represents bonus and sales commissions paid by the Company for sales made in 1996.



Stock Option Grants and Exercises

         The Company grants options to its executive officers under the Incentive Plan. As of February 20, 1998, all employees, executive officers and non-employee directors options to purchase a total of 1,077,009 shares had been granted and were outstanding under the Incentive Plan and 533,567 shares remained available for grant thereunder.

         There were no stock option exercises during 1997 by any Named Executive Officer.

         The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                                             OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------
                         Number of                                                          Potential Realizable Value at
                        Securities        % of Total                                     Assumed Annual Rates of Stock Price
                        Underlying         Options          Exercise                         Appreciation for Option Term
                                                                                         -----------------------------------
    Name and          Options Granted     Granted in         Price         Expiration
    Principal                            Fiscal Year     Per Share (2)        Date            5% ($)             10% ($)
    Position                                 (1)
------------------    --------------    -------------    -------------    -----------    ----------------    ---------------

Arthur H. Bruno            45,000            3.8%           $5.75          2/12/04            $108,180           $260,820
  Chairman of the
  Board,
  Chief Executive
  Officer
  and Director

Roy Prasad (3)            308,000           26.0%           $4.50          08/18/04           $579,348         $1,397,088
  President and
  Chief Executive
  Officer

Jerome J. Burke            47,000            4.0%           $4.50          8/18/04             $88,407           $213,192
  President and            30,000            2.5%           $5.75          2/12/04             $72,120           $173,880
  Chief Operating
  Officer

Randall I. Bambrough       45,000            3.8%           $4.50          8/18/04             $84,645           $204,120
  Chief Financial           5,000             .4%           $5.50          1/22/04             $11,495            $27,720
  Officer,
  Vice President
  of Finance
  and Administration
  and Secretary

      --------------------
      (1)Based on an aggregate of 1,184,370 shares of Common Stock subject to options granted to employees in 1997.
      (2)The exercise price is equal to 100% of the fair market value of Common Stock at the date of grant.
      (3)Mr. Prasad served as the Company's President and Chief Executive Officer from April 1997 through November 1997.



Compensation Committee Interlocks and Insider Participation

         As noted above, the Company's Board, consisting of Messrs. Bruno, Freidenrich, Hambrecht and Kessman, acts on matters concerning executive officer compensation. Mr. Bruno was Chief Executive Officer of the Company from October 1993 through April 1997 and has served as such from November 1997 to the present. He served as President of the Company from October 1993 through April 1997. Mr. Bruno is excused from Board deliberations concerning his compensation.

Termination of Employment Arrangements

         Effective November 14, 1997 Mr. Prasad resigned as a director, President and Chief Executive officer of the Company. Under the terms of his executive severance agreement the Company paid him $180,000 within 30 days of his resignation, maintained his medical benefits for one year and extended the period during which the vested portion of stock options at the date of his resignation exercisable for Company Common Stock may be exercised from three months after termination of employment to one year after termination of employment. In addition, the Company agreed that the acquisition of the Company in certain circumstances, which include the transaction being deemed a change in control, within one year from Mr. Prasad's resignation, will result in the immediate vesting of the 248,107 unvested shares of Castelle Common Stock subject to the options currently held by Mr. Prasad.

         The Company has entered into severance and transition benefit agreements with Messrs. Bambrough and Burke pursuant to which the Company will pay the executive a lump sum equal to 100% of each officer's annualized salary and maintain the medical benefits enjoyed by him for one year following either a voluntary termination of employment for good reason (as defined in the agreement) by the executive or an involuntary termination of employment without cause (as defined in the agreement). In addition, each executive is eligible to earn an additional lump sum payment equal to six months of his base salary if he remains with the Company at least ninety days after a change in control and is terminated for cause or leaves voluntarily without good reason, or if he remains in excess of ninety days and his employment is subsequently terminated.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(*1)

         The Board is responsible for determining compensation policies for the Company's executive officers, including any stock-based awards to such individuals under the Company's 1988 Equity Incentive Plan. In determining executive officer compensation, the Board considers corporate performance against the Company's objectives.

         In addition, the Board structures executive compensation packages with two objectives: (1) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and shareholder value, and (2) to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

         In addressing the first objective, the Board utilizes stock option grants to executive officers in lieu of higher salaries or cash bonuses to tie executive officer compensation directly to the Company's stock price performance. The Board believes that the grant of an equity interest in the Company serves to link management interests with shareholder interests and to motivate executive officers to make decisions that are in the best interests of the Company and the shareholders. The Board considers stock option grants to executive officers based on various factors, including (i) each officer's responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer's current equity interest in the Company and (iv) performance.

         The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on (i) consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry (ii) the qualifications and experience of each executive officer, (iii) the Company's financial performance during the past year and (iv) each officer's performance against objectives related to their areas of responsibility. The Board periodically reviews individual base salaries of executive officers, and adjusts salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Board exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor, although the mix among the compensation elements of salary, cash incentive and stock options are biased toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Consequently, salaries and cash incentives are set in the low-range as compared to the comparable companies in the industry while stock options are set in the mid to high-range compared to comparable companies. The Chief Executive Officer provides the Board with recommendations for individual executive officers based upon an evaluation of their performance against objectives and responsibilities.

         The Board believes that another key element of executive compensation should be the variable portion provided by annual cash incentive plans. The cash incentive portion of the executive officers' compensation is dependent primarily on the Company's financial performance and achievement of specified corporate objectives as determined by the Board. The Company's executive officer annual bonus plan is designed such that if the Company performs above its stated objectives, cash incentives awarded may be above the targeted amounts. If the Company performs below its stated objectives, cash awards may be significantly reduced, and may be eliminated altogether if performance is below defined thresholds. A substantially smaller portion of each executives' annual bonus is based on performance against individual objectives.

         The Board uses the same factors described above for the executive officers in setting the annual salary, stock option grant and cash incentives awarded to the Chief Executive Officer. As a result of the subjective evaluation of these factors, the Board did not increase his base salary for 1997 above the amount earned by him in 1996 and his cash bonus also remained unchanged. In 1997 the Board did grant the Chief Executive Officer options to purchase 45,000 shares of the Company's Common Stock at fair market value on the date of grant. The Chief Executive Officer, who is also a director, was excused from the Board's consideration of his compensation package.

         In connection with the engagement of Mr. Prasad as the new Chief Executive Officer of the Company in April 1997, the Board negotiated a compensation package with that individual which included provision for severance payments upon the termination of his employment under certain circumstances. Those circumstances were triggered when Mr. Prasad left the Company in November 1997. The compensation package received by Mr. Prasad, including the severance component, was approved by the Board based on the collective experience of the Board members with respect to the competitive labor market in the Silicon Valley, the opportunities available to qualified candidates such as Mr. Prasad, and the terms of compensation packages typically offered to attract qualified executive officers.
----------
*1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's 1998 Incentive Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation." As a result, the Company's shareholders have been asked to approve an amendment to this plan which would allow any compensation recognized by a Named Executive Officer as a result of such a stock option to be deductible by the Company, as part of the package of amendments discussed in the second proposal of this proxy statement which will also increase the number of shares available for issuance under the Incentive Plan.

 Arthur H. Bruno     John Freidenrich      Robert Hambrecht      Alan Kessman

                       PERFORMANCE MEASUREMENT COMPARISON(*2)


         The following table shows the total shareholder return of an investment of $100 in cash on December 20, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (US Companies) and (iii) the Nasdaq Computer Manufacturers Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:


                         PERFORMANCE MEASUREMENT TABLE
--------------------------------------------------------------------------------
     Date            CASTELLE          Nasdaq Stock          Nasdaq Computer
                                       Market Index        Manufacturers Stock
                                      (US Companies)              Index
------------    ----------------    -------------------    ---------------------
   12/20/95         $100.000            $100.000                 $100.000
   12/29/95         $106.897            $102.668                 $101.867
   12/31/96          $79.310            $126.278                 $136.783
   12/31/97          $29.310            $154.996                 $165.580


--------
*2 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by California law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of legal proceedings, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              /s/ Randall I. Bambrough

                                              Randall I. Bambrough
                                              Secretary



April 1, 1998

         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1997 is available without charge upon written request to: Corporate Secretary, Castelle, 3255-3 Scott Boulevard, Santa Clara, California 95054.